UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 18, 2008
Date of Report (Date of Earliest Event Reported)

VIROPRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515 Pl. Devonshire Suite 207 Montreal, Quebec, Canada	H4P 2K1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2008 the Corporation announced the appointment of Mr Claude Gingras and Emilio Binavince as Board Members. During the first meeting of the Board, Mr Beausoleil was named Chairman of the Board and Chief Executive Officer.

About Mr Beausoleil:

Mr. Serge Beausoleil worked for over 12 years in the field of Canadian Securities.  He has held various positions at Lévesque Beaubien Geoffrion (Financière Banque Nationale), Burns Fry Ltd (Nesbitt Burns), Valeurs Mobilières Dubeau and finally with CIBC Financial Planning Inc as an Investment Specialist.   Mr. Beausoleil is a successful Entrepreneur having done well in personal businesses who likes to face new challenges.  His previous experience brings strong expertise in the fields of Finances, Business Management, Sales management, establishment of marketing strategies, partnership agreements and strategic alliance negotiations as well as in communications.

Mr. Beausoleil holds a B.B.A. and an M.Sc. in Economics.  He has previously held titles of Chartered Administrator (Adm. A.), Quebec Institute of Financial Planning (Fin. Pl.), as well as the title of Fellow of the Canadian Securities Institute (F.C.S.I.)

About Mr Gingras:

For more than 20 years, Mr Gingras worked in the securities industry where he has occupied higher management positions. Over the last 10 years, Mr Gingras has acted as consultant in financial engineering, corporate restructuring and legal documentation. He has also developed and materialized sophisticated investment products such as Small Business Investment Trusts.

Since 2003, Mr Gingras has been involved with several Canadian listed companies where he has successfully structured several millions of dollars in financing.

Mr Gingras has graduated in Economics from Laval University and has also held the title of Fellow of the Canadian Securities Institute (F.C.S.I.)

About Mr Binavince:

Mr. Binavince, counsel to the law offices of France Viele, was formerly a partner in Gowling, Strathy & Henderson.  He was educated in the Philippines (LL.B.), United States (M.C.L., Tulane, LL.M., Harvard) and Germany (Doctoral Studies, Bonn).  He is a member of the Bars of Ontario, Saskatchewan and the Philippines.  He was the founding chairman, Joint MBA/LL.B. Program and co-Director of the Graduate Faculty of Law at the University of Ottawa.  He has over thirty years experience as a lawyer and has appeared as counsel at all levels of the legal system including the Supreme Court of Canada and various administrative tribunals.

Mr. Binavince is active as advisor, corporate director, and legal counsel on business and tax matters of foreign investors and ethnic communities in Canada and of Canadian investors in foreign countries, particularly in the Far East.

He is author of numerous articles and books in his area of practice and interest, and specializes in business and tax planning, and, government litigation.

Item 8.01

Other Events

The Corporation new management team has been recently informed that a Judgement  granted to Viropro Inc. by default on April 26, 2007 against 4174551 Canada Inc. was retracted. Judgement was calling for transfer and return of shares to Viropro’s treasury.  The Corporation is investigating its alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008	VIROPRO, INC.

	By	/s/ Claude Gingras
Claude Gingras
Vice-president